Exhibit (h)(4)(ii)

January 31, 2021

Natixis Funds Trust I

Loomis Sayles Funds I

Loomis Sayles Funds II

888 Boylston Street, Suite 800

Boston, MA 02199-8197

Re: Fee Waiver/Expense Reimbursement

Ladies and Gentlemen:

Loomis, Sayles & Company, L.P. (“Loomis Sayles”) notifies you that it will waive its management fee and, to the extent necessary, reimburse certain expenses of the Funds listed below through January 31, 2022 in order to limit the Funds’ total annual fund operating expenses, exclusive of acquired fund fees and expenses, brokerage expenses, interest expense, taxes, and organizational and extraordinary expenses, such as litigation and indemnification expenses, to the following annual rates:

Name of Fund	Expense Cap

July 1, 2020 through January 31, 2022:

Loomis Sayles Core Plus Bond Fund[1]	0.75% for Class A shares
1.50% for Class C shares
0.45% for Class N shares
0.75% for Class T shares
0.50% for Class Y shares

Loomis Sayles Limited Term Government and Agency Fund[2]	0.75% for Class A shares
1.50% for Class C shares
0.45% for Class N shares
0.75% for Class T shares
0.50% for Class Y shares

Loomis Sayles Strategic Income Fund[2]	1.00% for Class A shares
1.75% for Class C shares
0.70% for Class N shares
1.00% for Class T shares
0.75% for Class Y shares
1.25% for Admin Class shares

September 29, 2020 through January 31, 2022:

Loomis Sayles Credit Income Fund[2]	0.82% for Class A shares

Name of Fund	Expense Cap
1.57% for Class C shares
0.52% for Class N shares
0.57% for Class Y shares

February 1, 2021 through January 31, 2022:

Loomis Sayles Bond Fund	0.67% for Institutional Class shares
0.92% for Retail Class shares
1.17% for Admin Class shares
0.62% for Class N shares

Loomis Sayles Fixed Income Fund	0.65% for Institutional Class shares

Loomis Sayles Global Allocation Fund[2]	1.25% for Class A shares
2.00% for Class C shares
0.95% for Class N shares
1.25% for Class T shares
1.00% for Class Y shares

Loomis Sayles Global Bond Fund	0.69% for Institutional Class shares
0.94% for Retail Class shares
0.64% for Class N shares

Loomis Sayles Growth Fund[2]	1.25% for Class A shares
2.00% for Class C shares
0.95% for Class N shares
1.25% for Class T shares
1.00% for Class Y shares

Loomis Sayles Inflation Protected Securities Fund	0.40% for Institutional Class shares
0.65% for Retail Class shares
0.35% for Class N shares

Loomis Sayles Institutional High Income Fund	0.75% for Institutional Class shares

Loomis Sayles Intermediate Duration Bond Fund[2]	0.65% for Class A shares
1.40% for Class C shares
0.35% for Class N shares
0.65% for Class T shares
0.40% for Class Y shares

Loomis Sayles Investment Grade Fixed Income Fund	0.55% for Institutional Class shares

Loomis Sayles Small Cap Growth Fund	1.00% for Institutional Class shares

Name of Fund	Expense Cap
1.25% for Retail Class shares
0.95% for Class N shares

Loomis Sayles Small Cap Value Fund	0.90% for Institutional Class shares
1.15% for Retail Class shares
1.40% for Admin Class shares
0.85% for Class N shares

Loomis Sayles Small/Mid Cap Growth Fund[2]	0.85% for Institutional Class shares
0.83% for Class N Shares

[1]

The expense caps above account for advisory administration fees payable to Natixis Advisors, L.P. (“Natixis Advisors”). Loomis Sayles and Natixis Advisors have agreed to equally bear the waiver/reimbursement.

[2]

Natixis Advisors will bear a portion of the waiver/reimbursement. The Natixis Advisors portion of the waiver/reimbursement will be equal to the ratio of the Natixis Advisors Support Services Fee divided by the management fee earned by Loomis Sayles

With respect to each Fund, subject to applicable legal requirements, Loomis Sayles shall be permitted to recover, on a class-by-class basis, management fees waived and/or expenses reimbursed subsequent to the effective date of this undertaking in later periods to the extent that a class’ total annual fund operating expenses fall below the applicable expense limitation for such class; provided, however, that a Fund is not obligated to repay any such waived/reimbursed fees and expenses more than one year after the end of the fiscal year in which the fee/expense was waived/reimbursed.

During the period covered by this undertaking, the expense cap arrangement set forth above for each of the Funds may only be modified by a majority vote of the “non-interested” Trustees of the Trusts affected.

For purposes of determining any such waiver or expense reimbursement, expenses shall not reflect the application of balance credits made available by the Funds’ custodian or arrangements under which broker-dealers that execute portfolio transactions for the Funds agree to bear some portion of the Funds’ expenses.

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Loomis, Sayles & Company, L.P.

By:	/s/ Lauren Pitalis
Name: Lauren Pitalis
Title: Vice President

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